UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
  __________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2025
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UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford
Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value, of United Rentals, Inc.	URI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02.    Results of Operations and Financial Condition.
On October 22, 2025, United Rentals, Inc. (the “Company”) issued a press release reporting its results of operations for the quarter ended September 30, 2025. A copy of the press release is being furnished with this report as Exhibit 99.1.

Item 7.01.    Regulation FD Disclosure.
Certain information concerning our business, financial results and 2025 outlook that the Company expects to use at certain investor meetings and presentations can be accessed currently on the Company’s website, www.unitedrentals.com. Such information will be maintained on the Company’s website for at least the period of its use at such meetings and presentations or until superseded by more current information.
The presentation includes certain financial measures - free cash flow, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA and adjusted earnings per share (“adjusted EPS”) - that are “non-GAAP financial measures” as defined under the rules of the Securities and Exchange Commission. Free cash flow represents net cash provided by operating activities less payments for purchases of, and plus proceeds from, equipment and intangible assets, and plus excess tax benefits from share-based payment arrangements. The equipment and intangible asset items are included in cash flows from investing activities. EBITDA represents the sum of net income, provision (benefit) for income taxes, interest expense, net, interest expense-subordinated convertible debentures, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus stock compensation expense, net, and the impact of the defined special items. Adjusted EPS represents diluted EPS plus the impact of the defined special items.
The presentation includes reconciliations of these non-GAAP financial measures to their nearest generally accepted accounting principles financial measures. The Company believes that: (i) free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements; (ii) EBITDA and adjusted EBITDA provide useful information about operating performance and period-over-period growth, and help investors gain an understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made and debt is serviced; and (iii) adjusted EPS provides useful information concerning future profitability. However, none of these measures should be considered as alternatives to net income, cash flows from operating activities or earnings per share under GAAP as indicators of operating performance or liquidity.
Item 9.01.    Financial Statements and Exhibits.

99.1 Press Release of United Rentals, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 22, 2025

UNITED RENTALS, INC.

By:	/S/ Joli L. Gross
Name: Joli L. Gross
Title: Senior Vice President, Chief Legal and Sustainability Officer, and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/S/ Joli L. Gross
Name: Joli L. Gross
Title: Senior Vice President, Chief Legal and Sustainability Officer, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of United Rentals, Inc.